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                                                                    EXHIBIT 10.3


                             DEVELOPMENT AGREEMENT
                             ---------------------


     This DEVELOPMENT AGREEMENT (this "Agreement"), dated as of March 31, 1998, is made and entered into by and between AH MICHIGAN OWNER LIMITED PARTNERSHIP, an Ohio limited partnership ("Owner"), and BROOKDALE LIVING COMMUNITIES OF MICHIGAN, INC., a Delaware corporation ("Developer").

                                   RECITALS
                                   --------

     WHEREAS, Owner is acquiring certain real property from Developer pursuant to that certain Purchase and Sale Agreement of even date herewith between Developer, as seller, and Owner, as purchaser (the "Purchase and Sale Agreement"), and desires to develop it for use as a senior and assisted living facility in Austin, Texas, which is currently referred to as The Heritage at Gaines Ranch (the "Project");

     WHEREAS, Developer is experienced and qualified in the business of developing senior and assisted living facilities such as the Project, and Owner desires to engage Developer to perform development services in connection with the construction of the Project;

     WHEREAS, Developer has commenced construction of the Project and has entered into a construction contract, an architectural contract and other contracts related thereto, and hereafter shall enter into additional contracts and amendments, change orders, modifications or supplements of or to any of the foregoing (collectively, the "Construction Contracts"); and

     WHEREAS, Owner desires to retain Developer to, and Developer is willing to, perform development services in connection with the construction of the Project on the terms and subject to the conditions set forth in this Agreement.

                                  AGREEMENTS
                                  ----------

     NOW, THEREFORE, in consideration of the recitals and the mutual promises and covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1.  Responsibilities of Developer.
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          (a) Owner hereby engages Developer to perform the services in connection with the development and construction of the Project normally and customarily performed by a developer of a commercial real estate project and as further described herein, and Developer hereby accepts such engagement and, subject to the conditions set forth in this Agreement, agrees to provide such services, at Owner's expense. During the term of this Agreement, Developer shall have full authority to construct the Project or cause the Project to be constructed as a senior and assisted living facility, and shall have full and complete control and reign over, and use of, the entire Project, including its common areas. Without limiting the generality of the foregoing, Developer shall, at Owner's expense, have full authority as follows:

               (i) Regulatory Compliance. Developer shall use reasonable efforts to obtain and maintain all licenses, permits, qualifications and approvals from any applicable governmental or regulatory authority required for the construction of the Project. In addition, Developer shall supervise and coordinate the preparation and filing of (and, where required to do so under applicable law or regulations, file) all reports or other information required by all state or other governmental agencies having jurisdiction over the Project and shall deliver copies of all such reports and information to Owner simultaneously with such filings. Developer shall cooperate with governmental inspection and enforcement activities.

                (ii) Equipment and Improvements. Developer shall, on behalf of Owner, acquire or effect the acquisition of equipment and improvements which are needed to operate the Project or its services.

               (iii) Existing Contracts. Developer shall have the right and authority, at the Owner's expense, to enter into, perform, and modify its obligations and duties under the Construction Contracts and to deal with, and enforce the obligations of, all parties thereto.

               (iv) Legal Proceedings. Developer shall have the right and authority, on its own behalf or through legal counsel designated by Developer, direct all legal matters and proceedings that are within the scope of Developer's authority pursuant to this Agreement. Without limiting the generality of the foregoing, Developer is authorized (without the prior written consent of Owner) to (a) settle, in the name and on behalf of Owner and on

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such terms and conditions as Developer may deem to be in the best interests of the Project, any and all claims or demands arising out of, or in connection with, the operation of the Project, whether or not legal action has been instituted and (b) enter into such agreements with any governmental agencies having jurisdiction over the Project deemed necessary or desirable by Developer in its sole and absolute judgment. All such amounts paid in respect of any such settlements and agreements shall be expenses of the Project and be paid by Owner. Developer will give notice promptly to Owner of all demands and claims and all settlements and legal actions, but the failure to give such notice shall not affect the preceding provisions of this paragraph.

               (v) Other Matters. Developer shall, on its own behalf or, if necessary, on Owner's behalf, be permitted to enter into such other agreements, contracts, easements and to perform such other acts as are necessary or desirable, in Developer's sole and absolute discretion, for the completion and operation of the Project.

     2. Responsibilities of Owner. Owner shall not interfere with Developer in connection with the development of the Project in accordance with the terms of this Agreement. Owner acknowledges and agrees that the development of the Project is within the exclusive control of Developer, and Owner hereby grants Developer sole and exclusive possession and control over the Project. Owner hereby assumes and agrees to pay in accordance with the next sentence hereof (i) all costs, expenses and obligations incurred by Developer through and including the date of this Agreement in connection with the development and construction of the Project which have not been paid as of the date of this Agreement, which costs, expenses and obligations include, but are not necessarily limited to retainage held back from the general contractor of the Project ($99,609.40 as of February 28, 1998) and accrued developer's fees payable by Developer to Brookdale Living Communities, Inc. ($483,145.24 as of February 28, 1998), (ii) all closing costs incurred by Developer, as seller, under the Purchase and Sale Agreement and (iii) all costs, expenses and obligations incurred by Developer from and after the date of this Agreement in connection with the development and construction of the Project. Developer shall be responsible for the payment of all such costs, expenses and obligations which become due and payable during the term of this Agreement, and Owner shall reimburse Developer for all amounts paid by Developer immediately upon termination of this Agreement.

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     3.  Exclusive Representative/Attorney-in-Fact.  It is understood and agreed that Developer shall be the exclusive representative of Owner for purposes described in this Agreement, including, without limitation, all acts, functions and activities which would normally and customarily be performed by a developer of real estate in connection with the construction of a major commercial project. Any communications, any regulatory authorities, governmental agencies, contractors, materialmen suppliers, employees of the Project shall be directed through Developer.

     4. Insurance. Developer shall, at Owner's expense, arrange for and maintain all necessary and proper hazard insurance covering the Project, including the furniture, fixtures and equipment situated thereon, all necessary and proper public liability insurance for the protection of Developer and Owner. Developer shall, at Owner's expense, also arrange for and maintain all employee health and worker's compensation insurance for the Project's personnel. Any insurance provided pursuant to this paragraph shall be an expense of the Project payable by Owner.

     5. Proprietary Interest. The systems, methods, procedures and controls employed by Developer and any written materials or brochures developed by Developer to document the same are to remain the property of Developer and are not, at any time during or after the term of this Agreement, to be utilized, distributed, copied or otherwise employed or acquired by Owner, except as authorized by Developer.

     6. Term of Agreement. Unless this Agreement is sooner terminated as hereinafter expressly provided in Section 7 or as otherwise agreed in writing by both parties, the term of this Agreement shall commence on the date hereof and shall end on the earlier to occur of (i) the date on which the amounts due under that certain Note dated March 30, 1998 made by Owner to Developer in the amount of $3,044,082.12 are payable (whether at maturity of such Note or by reason of the acceleration of such Note or prepayment thereunder) and (ii) June 30, 1998.

     7.  Events of Default and Remedies.

          (a) Event of Default.  At the option of the non-

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defaulting party, each of the following shall constitute an "Event of Default"
hereunder:

          (i) if Owner shall fail to pay or allow payment of any installment of the Fees due to Developer in accordance with Section 10 hereof for a period of five (5) days after written notice of such failure from Developer;

          (ii) if Owner fails to perform in any material respect any term, provision, or covenant of this Agreement (other than as set forth in Section 7(a)(i)) and (A) such failure continues for ten (10) days after written notice from Developer specifying such failure to perform (unless such failure cannot be cured by the payment of money and cannot reasonably be cured within such 10-day period, in which event, Owner shall have an additional period, not to exceed an additional thirty (30) days, in which to cure the default) or (B) Owner fails to endeavor diligently and continuously to cure such default as promptly as is practicable;

          (iii) if Developer fails to perform in any material respect any term, provision, or covenant of this Agreement and (A) subject to Section 8 below, such failure continues for thirty (30) days after written notice from Owner specifying such failure to perform (unless such failure cannot reasonably be cured within such 30-day period, in which event, the defaulting party shall have an additional period as is necessary to cure the default) or (B) Developer fails to endeavor diligently and continuously to cure such default as promptly as is practicable;

          (iv) if either Owner, on the one hand, or Developer, on the other, is dissolved or liquidated, applies for or consents to the appointment of a receiver, trustee or liquidator of all or a substantial part of its assets, files a voluntary petition in bankruptcy or is the subject of an involuntary bankruptcy filing, makes a general assignment for the benefit of creditors, or files a petition or an answer seeking reorganization or arrangement with creditors or to take advantage of any insolvency law, or if an order, judgment or decree shall be entered by any court of competent jurisdiction, on the application of a creditor, adjudicating Owner or Developer bankrupt or insolvent or approving a petition seeking reorganization of Owner or Developer or appointing a receiver, trustee or liquidator for such party of all or a substantial part of its assets, and such order, judgment or decree shall continue unstayed and in effect for any period of sixty (60) consecutive days.

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          (b) Remedies.  At any time after the occurrence and during the continuance of any Event of Default caused by Owner, Developer may, at its option, do one or more of the following: (i) exercise its rights under that certain Guaranty ("Guaranty") dated as of the date hereof made by AH Michigan CGP, Inc., an Ohio corporation and AH Michigan Subordinated, LLC, an Ohio limited liability company (collectively, the "Guarantors"), and that certain Collateral Assignment of Partnership Interests dated as of the date hereof made by the Guarantors ("Assignment"), (ii) terminate this Agreement by giving written notice to Owner and/or (iii) exercise all rights and remedies available under law or equity. At any time after the occurrence and during the continuance of an Event of Default caused by Developer under Section 7(a)(iv) above, Owner may, at its option, terminate this Agreement by giving written notice to Developer. At any time after the occurrence and during the continuance of an Event of Default caused by Developer (other than under Section 7(a)(iv) above), Owner may, as its option, terminate this Agreement in accordance with the terms hereof and Developer shall have no other liability to Owner hereunder.

     8. Force Majeure. The parties will not be deemed to be in violation or breach of this Agreement if they are prevented from performing any of their respective obligations hereunder for any reason beyond their control, including, without limitation, strikes, shortages, war, acts of God, or any applicable statute, regulation or rule of federal, state or local government or agency thereof having jurisdiction over the Project or the operations thereof.

     9.  [Intentionally Omitted]

     10. Fees. During the term of this Agreement, Developer shall be entitled to receive development fees (the "Fees") in an amount and payable by Owner as follows:

          (a) all corporate overhead and administrative costs and capitalized interest costs incurred by Developer after the date hereof in performing the services under this Agreement; and

          (b) an additional amount equal to the amount specified in Section 10(a) above.

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The Fees described in this Section 10 above shall accrue and shall be due and payable by Owner to Developer in cash on the date on which this Agreement is terminated.

     11. Assignment. This Agreement shall not be assigned (including by operation of law, whether by merger or consolidation (excluding a merger effected solely for the purpose of changing Owner's jurisdiction of incorporation that does not affect the ownership interests of Owner in any material respect) or otherwise) by Owner, on the one hand, or by Developer, on the other, without the prior written consent of the other party; provided, however, that to the extent permitted by applicable law and regulations, and subject to the receipt of all required licenses, permits, approvals and authorizations of applicable governmental agencies, this Agreement may be assigned by Developer to one or more corporations or other legal entities all the shares (and, in the case of legal entities other than corporations, all the equity ownership and voting control) of which are owned, directly or indirectly, by Developer or by Brookdale Living Communities, Inc.

     12. Notices. Any notices required or permitted to be sent hereunder shall be delivered personally or by facsimile (with answer back acknowledged) or mailed, certified mail, return receipt requested, or delivered by overnight courier service to the following addresses, or such other addresses as shall be given by notice delivered hereunder, and shall be deemed to have been given upon delivery, if delivered personally, upon receipt with answer back acknowledged, if delivered by facsimile, three (3) business days after mailing, if mailed, or one business day after delivery to the courier, if delivery by overnight courier service:

     If to Owner, to:

               AH Michigan Owner Limited Partnership
               41 South High Street, Suite 1300
               Columbus, Ohio 43215
               Attn: David B. Fenkell
               Facsimile: (614) 365-2499

     If to Developer, to:

               c/o Brookdale Living Communities, Inc.

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               77 West Wacker Drive
               Suite 4400
               Chicago, Illinois 60601
               Attn:  Darryl W. Copeland, Jr.
               Facsimile: (312) 977-3699

     With a copy to:

               c/o Brookdale Living Communities, Inc.
               77 West Wacker Drive
               Suite 4400
               Chicago, Illinois 60601
               Attn: Robert J. Rudnik
               Facsimile: (312) 977-3701

     and to:

               Winston & Strawn
               35 West Wacker Drive
               Chicago, Illinois 60601
               Attn:  Wayne D. Boberg, Esq.
               Facsimile: (312) 558-5700

     13. Relationship of the Parties. The relationship of Developer to Owner in connection with this Agreement shall be that of an independent contractor, and all acts performed by Developer during the term hereof shall be deemed to be performed in Developer's capacity as an independent contractor. Nothing contained in this Agreement is intended to or shall be construed to give rise to or create a partnership or joint venture or lease between Owner, its successors and assigns, on the one hand, and Developer, its successors and assigns, on the other hand.

     14. Entire Agreement. This Agreement and any documents executed in connection herewith contain the entire agreement among the parties with respect to the subject matter hereof and, subject to the restrictions contained in
Section 11 above, shall be binding upon their respective successors and assigns, and shall be construed in accordance with the laws of the state where the Project is located. This Agreement may not be modified or amended except by written instrument signed by the parties hereto.

     15. Contract Modifications for Certain Legal Events. In the event any state or federal laws or regulations, whether now

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existing or enacted or promulgated after the effective date of this Agreement, are interpreted by judicial decision, a regulatory agency or legal counsel of both parties in such a manner as to indicate that the structure of this Agreement may be in violation of such laws or regulations, Owner and Developer agree to cooperate in restructuring their relationship and this Agreement to eliminate such violation or to reduce the risk thereof to the extent such restructuring can be accomplished upon commercially reasonable terms; provided, that any such restructuring shall, to the maximum extent possible, preserve the underlying economic and financial arrangements between Owner and Developer. The parties agree that such amendment may require either or both parties to obtain appropriate regulatory licenses and approvals.

     16. Captions. The captions used herein are for convenience of reference only and shall not be construed in any manner to limit or modify any of the terms hereof.

     17. Severability. In the event one or more of the provisions contained in this Agreement is deemed to be invalid, illegal or unenforceable in any respect under applicable law, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be impaired thereby.

     18. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, and each such counterpart shall together constitute but one and the same Agreement.

     19. Limitation of Personal Liability. Notwithstanding any other provision of this Agreement to the contrary, in no event shall any officer, director, member, partner, manager, shareholder, incorporator or agent of Owner or of Owner's affiliates be personally liable to Developer for any of Owner's obligations under this Agreement, except as expressly provided in the Guaranty and the Assignment.

                           [signature page follows]

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     IN WITNESS WHEREOF, the parties hereto have caused this Development
Agreement to be executed and delivered in their names and on their behalf as of the date first set forth above.


                         OWNER:

                         AH MICHIGAN OWNER LIMITED PARTNERSHIP,
                         an Ohio limited partnership

                         By:  AH Michigan CGP, Inc.,
                              its general partner


                              By:________________________________

                              Title:_____________________________



                         DEVELOPER:

                         BROOKDALE LIVING COMMUNITIES OF MICHIGAN,
                         INC., a Delaware corporation


                         By:_____________________________________

                         Title:__________________________________

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